Exhibit 99.1

Avadel Pharmaceuticals Announces Favorable Ruling in Administrative Procedure Act Litigation

DUBLIN, Ireland, October 31, 2024 - Avadel Pharmaceuticals plc (Nasdaq: AVDL), a biopharmaceutical company focused on transforming medicines to transform lives, announced that yesterday, the U.S. District Court for the District of Columbia (“Court”) ruled in favor of the Food and Drug Administration (“FDA”) in a suit brought by Jazz Pharmaceuticals Inc. (“Jazz”) under the Administrative Procedure Act regarding the FDA’s approval of LUMRYZTM, the first and only once-at-bedtime oxybate treatment for cataplexy or excessive daytime sleepiness in adults with narcolepsy. With this ruling, the approval of LUMRYZ is upheld based on the FDA’s determination that LUMRYZ is clinically superior to Jazz’s twice-nightly oxybate products.

Following the FDA’s final approval and grant of Orphan Drug Exclusivity (“ODE”) to LUMRYZ in May 2023, Jazz filed a complaint against the FDA claiming that LUMRYZ’s approval was not in alignment with the Orphan Drug Act. Avadel CNS Pharmaceuticals, LLC (“Avadel CNS”) intervened to defend the FDA’s actions and successfully argued to uphold approval of LUMRYZ.

“We are pleased with the Court’s ruling in favor of the FDA’s clinical superiority determination for LUMRYZ in conjunction with final approval for use in adults with narcolepsy. With the Court’s decision, LUMRYZ will continue to be available to the narcolepsy community and retain its Orphan Drug Exclusivity,” said Greg Divis, Chief Executive Officer at Avadel Pharmaceuticals. “Yesterday’s ruling further solidifies LUMRYZ’s unique once-at-bedtime dosing schedule as a major contribution to patient care and enables us to continue executing on our commercial launch and expanding LUMRYZ’s reach within the narcolepsy community.”

About LUMRYZ™ (sodium oxybate) for extended-release oral suspension

LUMRYZ is an extended-release sodium oxybate medication approved by the FDA on May 1, 2023, as the first and only once-at-bedtime treatment for cataplexy or excessive daytime sleepiness (EDS) in adults with narcolepsy.  On October 16, 2024, LUMRYZ was additionally approved as a once-at-bedtime treatment for cataplexy or EDS in pediatric patients 7 years of age and older with narcolepsy.

The FDA approval of LUMRYZ was supported by results from REST-ON, a randomized, double-blind, placebo-controlled, pivotal Phase 3 trial in adults with narcolepsy. LUMRYZ demonstrated statistically significant and clinically meaningful improvements in the three co-primary endpoints: EDS (MWT), clinicians’ overall assessment of patients’ functioning (CGI-I), and cataplexy attacks, for all three evaluated doses when compared to placebo.

With its original approval in May 2023, the FDA granted 7 years of Orphan Drug Exclusivity to LUMRYZ for the treatment of cataplexy or EDS in adults with narcolepsy due to a finding of clinical superiority of LUMRYZ relative to currently available oxybate treatments. In particular, the FDA found that LUMRYZ makes a major contribution to patient care over currently available, twice-nightly oxybate products by providing a once-nightly dosing regimen that avoids nocturnal arousal to take a second dose. Similarly, with its pediatric approval in October of 2024, the FDA granted another 7 years of Orphan Drug Exclusivity to LUMRYZ for the treatment of cataplexy or EDS in patients 7 years and older with narcolepsy due to a finding of clinical superiority of LUMRYZ relative to currently available oxybate treatments. In particular, the FDA found there that LUMRYZ’s dosing makes a major contribution to patient care by providing an opportunity to minimize sleep fragmentation and disruption of sleep architecture in a way that is not possible for a patient on a twice-nightly dosing regimen of oxybate.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Our approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZ, was approved by the U.S. Food & Drug Administration (FDA) as the first and only once-at-bedtime oxybate for the treatment of cataplexy or excessive daytime sleepiness (EDS) in patients 7 years and older with narcolepsy. For more information, please visit www.avadel.com.

IMPORTANT SAFETY INFORMATION

WARNING: Taking LUMRYZ™ (sodium oxybate) with other central nervous system (CNS) depressants, such as medicines used to make you fall asleep, including opioid analgesics, benzodiazepines, sedating antidepressants, antipsychotics, sedating anti-epileptic medicines, general anesthetics, muscle relaxants, alcohol or street drugs, may cause serious medical problems, including trouble breathing (respiratory depression), low blood pressure (hypotension), changes in alertness (drowsiness), fainting (syncope) and death.

The active ingredient of LUMRYZ (sodium oxybate) is a form of gamma hydroxybutyrate (GHB), a controlled substance. Abuse or misuse of illegal GHB alone or with other CNS depressants (drugs that cause changes in alertness or consciousness) have caused serious side effects. These effects include seizures, trouble breathing (respiratory depression), changes in alertness (drowsiness), coma and death. Call your doctor right away if you have any of these serious side effects.

Because of these risks, LUMRYZ is available only by prescription and filled through certified pharmacies in the LUMRYZ REMS. You must be enrolled in the LUMRYZ REMS to receive LUMRYZ. Further information is available at www.LUMRYZREMS.com or by calling 1-877-453-1029.

INDICATIONS

LUMRYZ (sodium oxybate) for extended-release oral suspension is a prescription medicine used to treat the following symptoms in patients 7 years of age and older with narcolepsy:

•	sudden onset of weak or paralyzed muscles (cataplexy)
•	excessive daytime sleepiness (EDS)

Do not take LUMRYZ if you take or your child takes other sleep medicines or sedatives (medicines that cause sleepiness), drink alcohol or have a rare problem called succinic semialdehyde dehydrogenase deficiency.

Keep LUMRYZ in a safe place to prevent abuse and misuse. Selling or giving away LUMRYZ may harm others and is against the law. Tell your doctor if you or your child have ever abused or been dependent on alcohol, prescription medicines or street drugs.

Anyone who takes LUMRYZ should not do anything that requires them to be fully awake or is dangerous, including driving a car, using heavy machinery or flying an airplane, for at least six (6) hours after taking LUMRYZ. Those activities should not be done until you know how LUMRYZ affects you.

Falling asleep quickly, including while standing or while getting up from the bed, has led to falls with injuries that have required some people to be hospitalized.

LUMRYZ can cause serious side effects, including the following:

•	Breathing problems, including slower breathing, trouble breathing and/or short periods of not breathing while sleeping (e.g., sleep apnea). People who already have breathing or lung problems have a higher chance of having breathing problems when they take LUMRYZ.
•	Mental health problems, including confusion, seeing or hearing things that are not real (hallucinations), unusual or disturbing thoughts (abnormal thinking), feeling anxious or upset, depression, thoughts of killing yourself or trying to kill yourself, increased tiredness, feelings of guilt or worthlessness and difficulty concentrating. Tell your doctor if you or your child have or had depression or have tried to harm yourself. Call your doctor right away if you or your child have symptoms of mental health problems or a change in weight or appetite.
•	Sleepwalking. Sleepwalking can cause injuries. Call your doctor if you or your child start sleepwalking.

Tell your doctor if you or your child are on a salt-restricted diet or have high blood pressure, heart failure or kidney problems. LUMRYZ contains a lot of sodium (salt) and may not be right for you.

The most common side effects of LUMRYZ in adults include nausea, dizziness, bedwetting, headache and vomiting. Your side effects may increase when you take higher doses of LUMRYZ. The most common side effects in children include nausea, bedwetting, vomiting, headache, decreased weight, decreased appetite, dizziness, and sleepwalking. LUMRYZ can cause physical dependence and craving for the medicine when it is not taken as directed. These are not all the possible side effects of LUMRYZ.

For more information, ask your doctor or pharmacist. Call your doctor for medical advice about side effects.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

Please see full Prescribing Information, including BOXED Warning.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects or other events. Such forward-looking statements include, but are not limited to, expectations regarding the potential benefits of the outcome of the litigation involving Jazz Pharmaceuticals Inc.; and the potential expansion and commercialization efforts for LUMRYZ. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project,” “next steps” and similar expressions and the negatives thereof (if applicable).

The Company’s forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, the Company’s business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results and the results of the company’s business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in the Company’s forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission (SEC) on February 29, 2024, and subsequent SEC filings. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

Investor Contact:

Courtney Mogerley

Precision AQ

Courtney.Mogerley@precisionAQ.com

(212) 698-8687

Media Contact:

Lesley Stanley

Real Chemistry

lestanley@realchemistry.com

(609) 273-3162